Exhibit 10.1

EXECUTION COPY

AGREEMENT

This AGREEMENT (this “Agreement”) is entered into as of this 27th day of January, 2012, by and among Red Oak Partners, LLC, a New York limited liability company, and the persons and entities affiliated with it and listed on the signature page hereof (“Red Oak”), and Planar Systems, Inc., an Oregon corporation (the “Company”).

WHEREAS, the Company has been discussing with David Sandberg, an affiliate of Red Oak, a shareholder of the Company, the merits of making certain corporate governance changes to more closely align the Company’s posture with current best practices as supported by a growing number of shareholder advocacy organizations;

WHEREAS, the Company is undertaking actions to obtain shareholder approval to remove the staggered director term structure presently in place, a change that the Company and Mr. Sandberg agree is in the best interests of the Company and its shareholders;

WHEREAS, the Company’s board of directors (the “Board”) invited Mr. Sandberg to consider serving as one of the Company’s nominees for election to the Board at the Company’s 2012 Annual Meeting of Shareholders (“2012 Annual Meeting”), and he agreed to do so; and

WHEREAS, the Company and Mr. Sandberg and his affiliates desire to memorialize their agreements relating to eliminating the staggered director term structure of the Board and Mr. Sandberg’s nomination for election to the Board.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1. Director Nominees. The Company and Red Oak agree that the nominees for director to be proposed by the Board for election at the 2012 Annual Meeting shall be Gerald K. Perkel and David Sandberg, each for a three-year term. The Company’s Proxy Statement will recommend election of both the nominees.

2. Number of Directors. There shall be no restrictions on the number of directors authorized by the Board in accordance with the Bylaws of the Company. The parties understand that Oregon law provides that the term of any director elected by the Board to fill a vacancy on the Board expires at the next meeting of shareholders at which directors are elected. The Company acknowledges the merits of reasonable periodic rotation of Board membership.

3. Board Committees.

(a) David Sandberg, if elected, shall be appointed to serve on the Compensation Committee and the Governance Committee, with such appointments to extend at least until the day after the 2013 Annual Meeting. Mr. Sandberg shall be permitted to serve on not less than two committees, and shall be permitted to serve on the same number of committees as the director serving on the most committees of the Board, provided that he is eligible to serve on each such committee.

(b) In order to provide an opportunity for Mr. Sandberg, prospectively a newly appointed member of the Compensation Committee, to better understand the Company’s equity incentive programs and to share his thoughts about such incentive programs, the Company agrees that, prior to the first meeting of the Compensation Committee after the appointment of David Sandberg to the Committee, no additional equity awards will be granted to the Company’s directors or its three executive officers.

(c) The Company hereby represents that the Board has not appointed an Executive Committee or other committee with similar Board authority, and hereby agrees that from the date of this Agreement until the day after the 2013 Annual Meeting, no such committee shall be appointed, except by unanimous approval of all members of the Board.

4. Amendment to Articles of Incorporation. The Board will adopt and recommend to the shareholders of the Company for approval at the 2012 Annual Meeting an amendment to Article VI of the Company’s Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) in substantially the form of the draft provided to Red Oak on January 23, 2012 (the “Articles Amendment”).

5. Voting Agreement and Solicitation.

(a) Red Oak agrees that it will cause all shares of voting stock beneficially owned by it and its affiliates to be present for quorum purposes and to be voted at the 2012 Annual Meeting (i) in favor of each of those individuals nominated as directors as set forth in Section 1 above, (ii) in favor of approval of the Articles Amendment, (iii) in favor of approval of the ratification of the appointment of the Company’s independent registered public accounting firm, and (iv) in favor of each other proposal consistent with the terms hereof contained in the Proxy Statement in the manner that the Board recommends in the Proxy Statement (the “Proposals”).

(b) The Company’s proxy statement for the 2012 Annual Meeting (the “Proxy Statement”) shall include the Board’s recommendation for approval of the Proposals. The Company shall permit Mr. Sandberg to review the Company’s Proxy Statement before it is mailed to shareholders and shall reasonably consider any changes requested by Mr. Sandberg. The Company shall retain The Proxy Advisory Group, LLC to assist in the Board’s solicitation of proxies for approval of the Proposals, and shall use its best efforts to obtain approval of the Proposals.

(c) Mr. Sandberg agrees that if the Articles Amendment is adopted at the Company’s 2012 Annual meeting, he will, to the extent necessary to implement such Articles Amendment, resign from the Company’s board of directors on the date of the 2013 Annual Meeting, subject to the right of the Company to nominate, and its shareholders to elect, him for a one-year term commencing on the date of the 2013 Annual Meeting.

6. Company Representations and Warranties. The Company represents and warrants to Red Oak as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon. The Company has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and

(b) This Agreement has been duly and validly authorized by the Board, and executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, and no other proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement.

(c) The Company has obtained the written agreement of each of its directors and executive officers to vote in favor of the Proposals at the 2012 Annual Meeting and, if the Articles Amendment is adopted at such meeting, to take all other steps which may be necessary, to implement such Articles Amendment, including an agreement from each director whose term would expire after the 2013 Annual Meeting to resign effective on the date of such meeting, subject to the right of the Company to nominate, and its shareholders to elect, such resigning director for a one-year term commencing on the date of the 2013 Annual Meeting. The Company will not alter or amend such written agreements without Red Oak’s consent. True copies of each such agreement have been provided to Red Oak.

7. Red Oak Representations and Warranties. Each member of Red Oak represents and warrants to the Company as follows:

(a) To the extent that Red Oak is an entity, it is duly organized, validly existing and in good standing under the laws of the state in which it was incorporated or organized. It has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and

(b) This Agreement has been duly and validly authorized by Red Oak’s governing bodies, and executed and delivered by Red Oak and constitutes its valid and binding obligation, enforceable against Red Oak in accordance with its terms, and no other proceeding on its part is necessary to authorize the execution, delivery and performance of this Agreement.

8. Standstill Agreement.

(a) Standstill Period. Red Oak agrees that, for a period commencing on the date of this Agreement and ending on the day after the Company’s 2013 Annual Meeting (the “Standstill Period”), it will not in any manner, and will cause its affiliated entities and Representatives, not to in any manner, directly or indirectly, effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in any of the following:

(i) any tender offer or exchange offer involving the Company or any of its subsidiaries or affiliates, provided that this clause (i) shall not prohibit Red Oak from (A) tendering in any tender offer or exchange offer by parties not affiliated with Red Oak unless Red Oak has induced or assisted such parties to make such offer, or (B) tendering or supporting, opposing or proposing an alternative to any such tender offer or exchange offer approved or recommended by the Company’s Board of Directors;

(ii) any merger or any other form of business combination or acquisition or other transaction relating to a material amount of assets or securities of the Company or any of its subsidiaries or affiliates, but this clause (ii) shall not prohibit Red Oak from (A) voting on any such transaction proposed by a non-affiliated party, or (B) voting on, supporting, opposing or proposing an alternative to any such proposal approved by the Company’s Board of Directors;

(iii) any form of restructuring, recapitalization, liquidation, dissolution or other extraordinary or similar transaction with respect to the Company or any of its subsidiaries or affiliates, but this clause (iii) shall not prohibit Red Oak from (A) voting on any such transaction proposed by a non-affiliated party, or (B) voting on, supporting, opposing or proposing an alternative to any such proposal approved by the Company’s Board of Directors;

(iv) initiate, announce, propose, submit or otherwise make any proposal to the Company or its shareholders or engage in any “solicitation” of “proxies” (as such terms are defined in the rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company or any of its subsidiaries, or otherwise seek to influence any vote of voting securities of the Company, with respect to any matter other than: (A) any matter described in clauses (i)-(iii) above as to which Red Oak is permitted to take action; (B) the election of directors at the 2013 Annual Meeting; and (C) if the Articles Amendment is not approved at the 2012 Annual Meeting, a shareholder proposal on the same subject at the 2013 Annual Meeting.

(v) form, join or in any way participate in a “group,” except any group composed solely of Red Oak affiliates, including newly formed affiliates, or as a “participant” in any “solicitation” (as such terms are defined in the rules of the Securities and Exchange Commission) to do any of the foregoing, unless one of the exceptions in clauses (i) through (iii) applies;

(vi) enter into any arrangements, understandings or agreements relating to the Company (whether written or oral) with, or advise, finance, assist or encourage any other person not affiliated with Red Oak in connection with any of the foregoing, or make any investment in, or enter into any arrangement relating to the Company with, any other person that Red Oak knows or has reason to know engages, or offers or proposes to engage, in any of the activities or transactions referenced in the foregoing unless one of the exceptions in clauses (i) through (iii) applies; or

(vii) take or intentionally cause or actively induce others to take any action directly inconsistent with any of the foregoing.

(b) Voting Restrictions. During the Standstill Period, in the event that David Sandberg or Red Oak seeks to acquire the Company (by way of merger, tender offer or otherwise) or the foregoing are part of any group seeking such, David Sandberg agrees to either: (a) recuse himself from voting on such matter as a member of the Board or (b) if necessary to obtain a quorum, shall participate in such Board meeting such that a quorum exists and then subsequently abstain from voting on such matter. This subparagraph (b) shall not apply if the Board has allowed any other director who is part of or affiliated with a group making a proposal to participate or vote.

9. Compliance by Red Oak Affiliates. Red Oak agrees it will use its best efforts to cause its affiliates to comply with the terms of this Agreement, and will be responsible for any breach of any provision of this Agreement by its affiliates.

10. Public Information.

(a) Press Release. Promptly following the execution of this Agreement, the Company shall file a Current Report on Form 8-K with the SEC disclosing this Agreement. The Company shall permit Mr. Sandberg to review the Company’s Form 8-K prior to the time it is filed with the SEC and shall reasonably consider any changes requested by Mr. Sandberg regarding the disclosure in the Form 8-K that refers to Red Oak or Mr. Sandberg. The parties may agree to issue a press release announcing this Agreement. Any such press release shall be mutually agreeable to the parties in form and substance.

(b) Non-Disclosure. Neither the Company nor Red Oak, nor any of their respective affiliates, will disclose in any way any information regarding this Agreement, the other party or discussions or negotiations between the parties regarding the preparation of this Agreement or the subject matter hereof, or that otherwise relates to, arises out of, or is in connection with any matter related to this Agreement, except with the prior written consent of the other party or as required by federal securities laws. Notwithstanding the foregoing, each party may disclose such information to its respective employees, officers, directors, agents, legal counsel, accountants and other representatives and advisors (“Representatives”), it being understood that the Representatives to whom such disclosure is made will be informed of the confidential nature of the information so disclosed and instructed to keep such information confidential; provided, however, that each party, after consultation with counsel, may make any disclosure that it determines in good faith is required to be made under applicable law.

(c) Non-Disparagement. Neither the Company, the members of the Company’s Board, nor Red Oak, nor any of their respective affiliates will, directly or indirectly, make or issue or cause to be made or issued any disclosure, announcement or statement (including without limitation the filing of any document or report with the SEC (except for a document filed with the SEC that complies with the SEC’s proxy rules) or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) concerning the other party or any of its affiliates, which disparages such party or any of its affiliates, including as individuals (provided that each party, after consultation with counsel, may make any disclosure that it determines in good faith is required to be made under applicable law).

11. Corporate Governance. All terms and provisions in this Agreement involving corporate governance and the duties and obligations of the Board or the Company are intended to be binding on the Board and the Company to the maximum extent permitted by Oregon law, any NASDAQ or SEC rule or regulation applicable to the Company, or any applicable case law pertaining thereto (as based upon advice of counsel) (collectively, “Applicable Law”). However, in the event that any term or provision in this Agreement is found to directly conflict or violate Applicable Law, such term or provision shall be limited and interpreted in a manner as minimally necessary so as to avoid such conflict or violation of Applicable Law. In the event that it is determined that the Articles Amendment is prohibited by Applicable Law, all restrictions in Section 8 shall immediately lapse.

12. Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be valid and binding unless it is in writing and signed, in the case of an amendment, by the Company and Red Oak, or in the case of a waiver, by the party against whom the waiver is to be effective. No waiver by any party of any breach or violation or, default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof.

13. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

14. Expiration of Agreement. Except for the provisions of Section 8, which shall terminate according to their terms, and the provisions of Sections 9, 10(b) and 12 through 18, which shall not expire, this Agreement shall automatically expire and terminate on the day after the 2013 Annual Meeting.

15. Counterparts. This Agreement may be executed in any number of counterparts, which may be exchanged by PDF or facsimile each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. This Agreement shall become effective when duly executed by each party hereto.

16. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, each party hereto intends that such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

17. Governing Law. This Agreement, the rights of the parties and all actions arising in whole or in part under or in connection herewith, shall be governed by and construed in all respects, including validity, interpretation and effect, in accordance with the laws of Oregon, applicable to contracts executed and to be performed wholly within such state without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the state and federal courts in Oregon in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the state or federal courts in Oregon, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (e) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address of such parties’ principal place of business or as otherwise provided by applicable law.

18. Construction. Each party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

[Next page is the signature page.]

IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the date first written above.

PLANAR SYSTEMS, INC.			DAVID SANDBERG

By:			By:
	Name:	Gregory H. Turnbull		Name:	David Sandberg
	Title:	Chairman of the Board

THE RED OAK FUND, LP				PINNACLE PARTNERS, LLC

By:	Red Oak Partners, LLC, its general partner			By:	Pinnacle Capital, LLC, its investment manager

	By:			By:	Red Oak Partners, LLC, its managing member
		Name: Title:	David Sandberg Managing Member		By:
						Name:	David Sandberg
						Title:	Managing Member

RED OAK PARTNERS, LLC				PINNACLE FUND, LLLP

By:	Red Oak Partners, LLC, its general partner			By:	Pinnacle Partners, LLC, its general manager

	By:			By:	Pinnacle Capital, LLC, its investment manager
		Name: Title:	David Sandberg Managing Member	By:	Red Oak Partners, LLC, its managing member

By:
						Name:	David Sandberg
						Title:	Managing Member